                                  FIDELITY BOND
                            JOINT INSUREDS AGREEMENT


THIS AGREEMENT is made this 10th day of August, 1988, by and between FBL MONEY MARKET FUND, INC. ("Money Fund"), FBL SERIES FUND, INC. ("Series Fund") both Maryland corporations; FBL Variable Insurance Series Fund ("Insurance Series Fund") and FBL Institutional Series Fund ("Institutional Series Fund") both Massachusetts business trusts (collectively the "Funds").

The Funds, all of which are managed by FBL Investment Advisory Services, Inc., have acquired a joint insured brokers blanket bond issued by the Employers Mutual Casualty Company effective September 26, 1976 ("Bond"). The aggregate amount of the Bond ("Bond Amount") is equal to the summation of the "Basic Coverage" for each Fund, as indicated in Exhibit A attached hereto. The Funds desire to provide herein for an allocation of the premium for the Bond and a manner of allocating any proceeds received from the Bond.

The Funds, therefore, agree that:
      1. ALLOCATION OF PREMIUM. Each Fund shall pay a portion of the annual joint Bond premium as agreed to in writing no less often than annually by the Funds and attached hereto as Exhibit A. These amounts are determined on the basis of the relative costs to each Fund of a single insured bond in the amount of that Fund's Basic Coverage as indicated in Exhibit A.

      2. LOSS TO ONE FUND. In the event of an insured loss to only one Fund, the entire proceeds from the Bond for that loss shall be allocated to the Fund incurring such loss.

      3.    LOSS TO MORE THAN ONE FUND.

            (a) LOSS PERCENTAGES. For purposes of allocating the coverage of the Bond, each Fund shall have a Loss Percentage as indicated in Exhibit A, which percentages are based upon the percentage of the total Bond coverage represented by the amount of each Fund's Basic Coverage.

            (b) INITIAL ALLOCATION. Each Fund involved in an insured loss which involves another Fund shall receive a portion of the proceeds from the Bond equal to the lesser of (i) the amount of that Fund's loss or (ii) an amount equal to the product of the Bond Amount multiplied by that Fund's Loss Percentage, which initial allocation assures that each Fund shall receive the full amount of its loss up to the amount of its Basic Coverage.


            (c) SUBSEQUENT ALLOCATIONS. Any Bond proceeds unallocated after the initial allocation shall be allocated to the Funds for which the loss was not covered by the initial allocation.

      4. AGENT. Series Fund is hereby appointed as the agent for the Funds for the purpose of making, adjusting, receiving and enforcing payment of all claims under the bond and otherwise dealing with Employers Mutual Casualty Company with respect to the Bond. Any expenses incurred by Series Fund in its capacity as agent in connection with a claim shall be shared by the Funds in proportion to the Bond proceeds received by the Funds for the loss. All other expenses incurred by Series Fund in its capacity as agent shall be shared by the Funds in the same portion as their Loss Percentages.

      5. MODIFICATION AND TERMINATION. This Agreement may be modified or amended from time to time by mutual written agreement among the Funds. It may be terminated with respect to any one Fund by not less than 75 days' written notice to the other Funds. It shall terminate as of the date that any Fund ceases to be an insured under the Bond; provided that such termination shall not affect such Fund's rights and obligations hereunder with respect to any claims on behalf of such Fund which are paid under the Bond by Employers Mutual Casualty Company after the date such Fund ceases to be an insured under the Bond.

      6. FURTHER ASSURANCES. Each Fund agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

IN WITNESS WHEREOF, the Funds have caused this Agreement to be executed as of the day and year first above written.



Attest:                                      FBL MONEY MARKET FUND, INC.


                                             By:
---------------------------                     ------------------------------
Its Assistant Secretary                               Its Vice President



Attest:                                      FBL SERIES FUND, INC.

                                             By:
---------------------------                     ------------------------------
Its Assistant Secretary                               Its Vice President




Attest:                                      FBL VARIABLE INSURANCE SERIES FUND


                                             By:
---------------------------                     ------------------------------
Its Assistant Secretary                               Its Vice President

Attest:                                         FBL INSTITUTIONAL SERIES FUND


                                             By:
---------------------------                     ------------------------------
Its Assistant Secretary                               Its Vice President

                                    EXHIBIT A

                                  FIDELITY BOND
                            JOINT INSUREDS AGREEMENT


For Bond Period September 26, 1995 through September 26, 1996.




1.   Basic Coverage

                    Fund                     Basic Coverage
                    ----                     --------------
                    Series Fund                   1,350,000
                    Money Fund                      250,000
                    Insurance Series Fund           975,000
                                                  ---------
                    TOTAL                         2,575,000


2.   Allocation of Premium

                    Premium for              Premium
                    Separate                 Allocation               Bond
  Fund              Insured Bond             Percentage               Premium
  ----              ------------             ----------               --------
  Series Fund          4,925.00                40.55%                 3,999.61
  Money Fund           2,786.00                22.94%                 2,262.52
  Ins. Series Fund     4,434.00                36.51%                 3,600.87
                      ---------               -------                 --------
  TOTAL               12,145.00               100.00%                 9,863.00


3.  Allocation of Bond Proceeds

                   Fund                   Loss Percentage
                   ----                   ---------------
                   Series Fund                52.43%
                   Money Fund                  9.71%
                   Ins. Series Fund           37.86%
                                           -----------
                   TOTAL                     100.00%


Attest:                         FBL SERIES FUND, INC.


                                By:
---------------------------         ------------------------
Its Assistant Secretary             Its Vice President





Attest:                         FBL MONEY MARKET FUND, INC.



                                By:
---------------------------         ------------------------
Its Assistant Secretary             Its Vice President






Attest:                         FBL VARIABLE INSURANCE SERIES FUND



                                By:
----------------------------        --------------------------
Its Assistant Secretary             Its Vice President